                            CAPITAL ONE MASTER TRUST
     TRUST EXCESS SPREAD ANALYSIS -                             FEBRUARY-99


Card Trust                                             COMT 93-4       COMT 94-3      COMT 95-1        COMT 95-3
Deal Size                                                $700MM         $453MM          $900MM          $1050MM
Expected Maturity(Class A):                             1/15/99         6/15/99        6/15/00          8/15/00
                                                    In Accumulation
                                                         Period

------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                   10.03%          21.82%         21.82%           21.82%
       LESS:                (Wt Avg) Coupon              0.68%           5.69%          5.39%            5.35%
                            SVC Fees                     0.52%           2.00%          2.00%            2.00%
                            Charge-Offs                  1.17%           4.29%          4.29%            4.29%

Excess Spread:                           Feb-99          7.66%           9.84%         10.14%           10.18%
                                         Jan-99          7.21%           8.33%          8.52%            8.55%
                                         Dec-98          3.79%           8.80%          8.95%            8.99%
3-Mo Avg Excess Spread                                   6.22%           8.99%          9.20%            9.24%
------------------------------------------------------------------------------------------------------------------

Delinquents:                30 to 59 days                1.74%           1.74%          1.74%            1.74%
                            60 to 89 days                1.12%           1.12%          1.12%            1.12%
                            90+ days                     2.14%           2.14%          2.14%            2.14%

Monthly Payment Rate                                    11.68%          11.68%         11.68%           11.68%




Card Trust                                          COMT 96-1*      COMT 96-2
Deal Size                                             $845MM          $750MM
Expected Maturity(Class A):                           8/15/01        12/15/01
                                                      (NON-US
                                                    TRANSACTION)

---------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                 21.82%         21.82%
       LESS:                (Wt Avg) Coupon            5.38%          5.32%
                            SVC Fees                   1.50%          1.50%
                            Charge-Offs                4.29%          4.29%

Excess Spread:                           Feb-99       10.65%         10.71%
                                         Jan-99        8.75%          9.08%
                                         Dec-98        9.62%          9.52%
3-Mo Avg Excess Spread                                 9.67%          9.77%
---------------------------------------------------------------------------------

Delinquents:                30 to 59 days              1.74%          1.74%
                            60 to 89 days              1.12%          1.12%
                            90+ days                   2.14%          2.14%

Monthly Payment Rate                                  11.68%         11.68%



Card Trust                                             COMT 96-3      COMT 97-1*      COMT 97-2*       COMT 98-1
Deal Size                                                $500MM         $608MM          $502MM          $591MM
Expected Maturity(Class A):                             1/15/04         6/15/02        8/15/02          4/15/08
                                                                        (NON-US        (NON-US
                                                                     TRANSACTION)    TRANSACTION)

------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                   21.82%          21.82%         21.82%           21.82%
       LESS:                (Wt Avg) Coupon              5.35%           5.44%          5.33%            6.24%
                            SVC Fees                     1.50%           1.50%          1.50%            1.50%
                            Charge-Offs                  4.29%           4.29%          4.29%            4.29%

Excess Spread:                           Feb-99         10.68%          10.59%         10.70%            9.79%
                                         Jan-99          9.05%           9.01%          8.80%            7.80%
                                         Dec-98          9.49%           9.87%          9.67%            8.81%
3-Mo Avg Excess Spread                                   9.74%           9.82%          9.72%            8.80%
------------------------------------------------------------------------------------------------------------------

Delinquents:                30 to 59 days                1.74%           1.74%          1.74%            1.74%
                            60 to 89 days                1.12%           1.12%          1.12%            1.12%
                            90+ days                     2.14%           2.14%          2.14%            2.14%

Monthly Payment Rate                                    11.68%          11.68%         11.68%           11.68%



Card Trust                                              COMT 98-2*      COMT 98-3*     COMT 98-4
Deal Size                                                 $502MM          $464MM        $750MM
Expected Maturity(Class A):                               8/10/99        8/16/01       11/15/03
                                                          (NON-US        (NON-US
                                                       TRANSACTION)    TRANSACTION)

-------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                     21.82%         21.82%         21.82%
       LESS:                (Wt Avg) Coupon                5.12%          5.19%          5.41%
                            SVC Fees                       1.50%          1.50%          1.50%
                            Charge-Offs                    4.29%          4.29%          4.29%

Excess Spread:                           Feb-99           10.91%         10.84%         10.62%
                                         Jan-99            9.28%          7.95%          8.55%
                                         Dec-98            9.72%          9.09%          9.52%
3-Mo Avg Excess Spread                                     9.97%          9.29%          9.56%
-------------------------------------------------------------------------------------------------

Delinquents:                30 to 59 days                  1.74%          1.74%          1.74%
                            60 to 89 days                  1.12%          1.12%          1.12%
                            90+ days                       2.14%          2.14%          2.14%

Monthly Payment Rate                                      11.68%          11.68%        11.68%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Comments:
Series 1993-4 Class B paid out on 3/15/99


Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com
(Under "For Investors" section)